Exhibit 10.1

 聘用合約

甲方： America Great Health (CA)（美國大健康產業公司 以下簡稱“公司”）

電話：1-888-988-1333

地址：1609 W Valley Blvd STE 338, Alhambra CA 91803, USA.

首席執行官（CEO）：Mike Q. Wang

聯絡人：Queena Wang

Party A： America Great Health (CA)（美國大健康產業公司 referred to below as “the Company”）

Telephone：1-888-988-1333

Address：1609 W Valley Blvd STE 338, Alhambra CA 91803, USA.

CEO：Mike Q. Wang

Contact Person：Queena Wang

乙方： Quinn Chen (AKA. Qinghua Chen)

電話：1-917-683-9822

地址：8306 Wilshire Blvd #900, Beverly Hills CA 90211.

Party B： Quinn Chen (AKA. Qinghua Chen)

Telephone：1-917-683-9822

Address：8306 Wilshire Blvd #900, Beverly Hills CA 90211.

甲方是一家在美國的上市公司，股票代碼AAGH。甲方擁有成熟而且有良好收益預期的高科技項目如：量子心髒檢測儀、世界第四代電子聽診器、質子束癌症治療設備、干細胞因子、皮膚干細胞、毛囊干細胞、心肌干細胞、生物制藥、高效和特效膳食補充產品等，並已組建基本的研發、顧問、運營、管理團隊，有完全符合SEC要求的組織架構。甲方已與6-8個美國和中國的企業簽訂或計劃簽訂收購、並購協議。收購和並購後的企業效益非常可觀，完全可以滿足納斯達克主板上市的業績要求。計劃在完全符合相關要求後申請納斯達克主板上市。

Party A is a publicly listed company using the stock symbol AAGH.  Party A has mature high tech projects with favorable earning expectations including quantum heart detector, the world’s fourth generation electronic stethoscope,  proton beam cancer curing equipment, stem cell factors,   skin stem cells,  hair follicle stem cells,  Endogenous cardiac stem cells,  biopharmaceuticals, highly effective special dietary supplement products.  Moreover, special teams have already been established in the areas of research and development, advisement, operations and management and the organizational structure is in complete adherence to SEC requirements.  Party A has already signed or is in the process of arranging purchasing and merger and acquisition agreements with 6-8 U.S and Chinese companies.  The corporate profitability of such purchases as well as mergers and acquisitions is particularly promising and satisfies the requirements for mainboard listing on the NASDAQ Stock Exchange.  Once there is complete compliance with the requirements, the plan is to submit an application for mainboard listing.

乙方為美國註冊會計師，職業生涯始於幾紐約市大都市區的公共會計師事務所。在公共和私人會計領域擁有超過二十年的實踐經驗，專門從事私營和上市公司的財務審計、報表和稅務合規，他一直是一間專門針對於建築和房地產行業的獨立咨詢公司的財務總監，擔任紐約某知名時代廣場地產公司房地產投資首席稅務顧問，還為國內外知名客戶提供信託和遺產的資產管理和稅務規劃，並在多家私營公司擔任首席財務官。

Party B is a certified public accountant whose career began with several public accounting firms in New York metropolitan area.  Now with over twenty years of practical experience in both public and private sectors of accounting including financial auditing of publicly listed companies,  reporting and tax compliance, he has served in several positions including financial director for an independent consultant company specializing in architecture and real estate, and chief real estate investment tax advisor for a well known real estate company located at New York’s Times Square  Moreover, he has provided asset management services for trusts and inheritances and tax planning to well known clients both in the U.S and abroad, and has assumed the role of chief financial officer for several private companies.

甲乙雙方經充分協商，根據甲方目前經營需求，對乙方的工作內容作出調整，聘用乙方為甲方公司的首席財務官（Chief Financial Officer）。甲乙雙方依據美國加州相關的法律、法規和規定，按照自願、平等、協商一致的原則，簽訂本合約，具體內容如下：

Party A and Party B have fully negotiated and adjusted Party B’s work content according to Party A;s current business needs and hired Party B as the chief financial officer of Party A’s company. Party A and Party B have signed this contract in accordance with the relevant laws, regulations and stipulations of California, and in accordance with the principals of voluntariness, equality and consensus. The specific contents are as follows.

 一、聘用期限

I.  Period of employment

1、聘用期限為一年，每一年簽訂一次合約。首次合約自2022年3月28日起至2023年3月27日止。試用期為三個月，試用期滿後會由公司行政管理部門通知。

1. The period of employment is to be for one year and is to be signed once a year.  The first contractual period is to begin on March 28, 2022 and terminate on March 27, 2023.  The probationary period is be for three (3) months.  After the probationary period expires, it will be communicated by the company’s administrative department

2、聘用合約期滿後，甲乙雙方如有意願繼續合作，經雙方協商同意，可以續訂聘用合約。合作期限由雙方另行約定。

2. After the expiration of the contract,  both parties may renew the employment contract if they are willing to continue to cooperate. The cooperation period shall be agreed by both parties separately.

3、聘用合約屆滿後，任何一方不再續訂聘用合約的，應在合約期滿前3個月書面通知對方，以便安排新的接替人選。

3. At the expiration of the employment contract,  if either party is unwilling to renew the employment contract, it shall notify the other party in writing no later than 3 months the expiration of the contract so that a new replacement can be arranged

 二、乙方工作職責和目標

II  Party B’s Job responsibilities and goals

1、乙方的工作時間為每個禮拜不少於3天，在甲方的洛杉磯總部或其它指定地點履行工作職責。待甲方大額融資完成後，會由行政人事管理部門通知更新為全職一個禮拜5天。

1. Party B shall work no fewer than three hours per week and perform services at Party A’s main headquarters in Los Angeles or other designated locations. After Party A’s large scale financing is completed, it will be notified by administrative personnel management department to update it to full-time 5 days a week.

2、乙方的工作直接向首席執行官和董事會報備，負責財務監督、財務分析、預算和預測，實施財務和會計政策，管理財務和會計團隊。工作職責應包括但不限於監督和/或直接完成以下工作：

Party ‘s work is reported directly to the CEO and Board of Directors, will be responsible for financial oversight, financial analysis, budgets and forecasts, implementation of financial and accounting policies, management of financial and accounting team. Job responsibilities should Include but are not limited to supervising and/or directly completing the following tasks:

• 評估和評估組織在運營目標、預算和預測方面的短期和長期財務績效；

• 與董事會、首席執行官、首席運營官和執行領導團隊溝通、參與和互動；

• 根據需要協助招聘、面試、聘用和管理財務、會計和薪資人員；

• 擔任執行領導團隊的關鍵成員；

• 參與戰略舉措和運營模式相關的關鍵決策；

• 與董事會的計劃、倡議和建議，進行互動，並使財務會計部門與董事會保持一致；

• 實施高級領導團隊認為適當的政策、程序和流程；

• 按照公認會計原則制定、改進和及時發布月度財務記錄和報告；

• 監督應收賬款管理並提供有關收款過程的指導；

• 協助准備監管機構要求的報告，包括但不限於分別關於表格 10Q 和 10K 的季度報告和年度報告；

• 按時與持牌稅務專業人員一起協助准備公司納稅申報表；

• 審查並確保應用適當的內部控制、SOX 合規性和財務程序；

• 根據需要協助和建議上市公司的資本重組方案；

• 參加華爾街路演，根據需要顯示；

• 協助撰寫和/或更新甲方以籌款為目的的商業計劃；

• 協助尋找並新增三個持牌做市商報價甲方股票進行交易；

• 協助甲方籌集五千萬（$50,000,000）的營運資金。

●    Assess and evaluate organization’s short- and long-term financial performance against operational objectives, budgets and forecasts

●    Communicate, engage and interact with board of directors, CEO, COO and executive leadership team

●    Assist with recruiting, hiring and managing finance, accounting and payroll personnel as needed.

●    Serve as an key member of the executive leadership team

●    Participate in key decisions related to strategic initiatives and operating models

●    Interact with board plans, initiatives and recommendations and align the finance and accounting functions with the board.

●    Implement policies, procedures and processes deemed appropriate by senior leadership team

●    Develop, improve and timely publish monthly financial records and reports in accordance with generally accepted accounting principles

●    Oversee accounts receivable management and provide guidance on the collection process

●    Assist in the preparation reports required by regulatory agencies, including but not limited to quarterly and annual reports on forms 10Q and 10K respectively

●    Assist with preparation of corporate tax returns with licensed professionals on time

●    Review and ensure that appropriate internal controls, SOX compliance and financial procedures are applied

●    Assist and advise listed companies on recapitalization plans as needed

●    Participate in Wall Street Road Show, appear based on need

●    Assist in writing and/or updating Party A’s business plan’s for fundraising purposes

●    Assist in finding 3 licensed market makers t quote Party A’ stock for trading

●    Assist Party A to raise $50,000,000.00 in working capital

3、乙方日常上班著裝須以職業正裝風格為主，保持儀容整潔，代表公司對外的一個健康和善的形象。

3. Party B’ s daily work attire must be professional formal attire, keep the appearance clean and tidy, and represent a healthy and kind image of the company to the outside world.

三、	乙方工資福利待遇

3， Party B’s salary and benefits

乙方工資福利待遇采取年薪+股票+紅利模式，具體如下：

Party B’s compensation package will consist of an annual salary, stock and bonus as follows

1、年薪（稅前）：72,000（七萬二仟）美元/年，即$6,000/月。發放時間按照甲方的規章制度進行。待甲方大額融資完成後，乙方全職來甲方公司上班，年薪（稅前）為$120,000（十二萬）美元/年，即$10,000/月。醫療保險甲方支付75%的費用，剩餘部分由乙方承擔。

1. Yearly salary (before tax) will be $72,000 (seventy two thousand dollars), or $6000.00 per month to be disbursed in accordance to Party A’s company policies and regulations. Once the Company has completed its’ large scale financing, Party B will take on a fulltime work schedule, with the salary adjusted to $120,000.00 (before tax) or $10,000 monthly. Party A pays 75% of the monthly medical insurance, the rest is be borne by Party B.

2、股票

甲方同意給予乙方1000萬股America Great Health的限制性流通股票（代碼為AAGH），分3年支付，即本合約簽署完成第一年後給予400萬股；第二年後給予300萬股，第三年後給予300萬股。

根據公司規定，如乙方完成本聘用合約的1年期限，乙方在本合約起始期間收到的股票獎勵可以進行市場交易，甲方公司享有第一現金回購優先權，回購價格為乙方離職之日前一年內平均市價的100%；若甲方放棄回購，乙方可以直接在股市進行交易。如乙方未完成5年期限即中止本聘用合約，乙方在本合約起始期間收到的股票獎勵應由甲方按照乙方實際工作時間進行發放，甲方公司享有第一現金回購優先權，回購價格為乙方離職之日前一年內平均市價的50%，若甲方放棄回購，乙方可以將應得的股票獎勵直接在股市進行交易。

2. Stock

Party A agrees to give Party B 10 million restricted shares of America Great Health (symbol AAGH) to be paid over three years. 4 million shares shall be paid after the first year signing of this contract, 3 million shares shall be paid after the second year and another 3 million shares will be paid after the third year.

3、紅利

 公司盈利後，根據公司制度規定發放部分紅利。

3. Bonus

After the Company makes a profit, part of the dividend will be distributed in accordance with the Company’s policy.

4、差旅費用報銷

 甲方應給予乙方報銷所有合理的差旅費用，包括但不限於：

a. 乙方為公司出差可以乘坐經濟艙和商務艙;

b. 4 星或同級酒店住宿;

c. 汽車租賃和/或機場接送;

d. 膳食。

4. Travel expense reimbursement

The Company shall reimburse Party B all reasonable travelling expenses, including but not limited to:

a.	Party B can fly economy or business class when traveling for the Party A

b.	4 star or similar hotel accommodation

c.	car rental or airport shuttle service

d.	Food

5、乙方每年享有固定的聯邦法定假期（元旦、馬丁路德金紀念日、總統日、國殤日、獨立日、勞工節、退伍軍人節、感恩節、聖誕節）。同時，乙方每年享有14天帶薪假期，每完成一年合約年度增加1天，最多21天。休假期間需提前安排好本職工作，如有特殊情況需與公司保持正常聯絡（微信、電郵、電話任選）。

Party B enjoys all federal statutory holidays every year (New Years Dav, Martin Luther King Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving and Christmas Day). At the same time, Party B is entitled to 14 days of paid vacation each year with an additional day for each year of completion of the contract up to a maximum 21 days. During vacation Party B will need to arrange work in advance and in the event of special circumstances, Party B will need to maintain normal contact via We-chat, email or phone.

6、如果乙方在工作期間有重大突出貢獻，如銷售、融資，給甲方公司獲得重大利益等，公司董事會應酌情給予重獎。

6. In the event that Party B makes significant contributions during the work period such as sales, financing and obtaining significant benefits to Party A’s company, the Board of Directors, of the company shall generously reward those contributions as appropriate.

 四、甲方權利和義務

1、甲方需保證公司經營的合法真實性。

2、甲方需按本合約約定給乙方履行年薪+股票+紅利與福利的義務，保證按時、足額發放乙方的工資、獎勵和費用報銷等。

3、按照甲乙雙方約定的工作內容考核乙方能力與成果的權利，並對此有最終的解釋權。

4、甲方可根據公司運營的實際需要，適時對乙方的工作內容進行安排，乙方需具備多任務工作方式。

5、甲方有權對於乙方的工作做每年審計。

IV Party A’s rights and obligations

1. Party A needs ensure the legality and authenticity of the company’s operations.

2. Party A shall perform the obligations of annual salary, stock, dividends and benefits according to this contract and ensure that Party B’s salary, rewards and expense reimbursement are paid on time and in full.

3. Party A has the right to assess Party B’s ability and achievements in accordance with the work content agreed by both parties, and has the final right to interpret this.

4. Party A can arrange Party B’s work content in a timely manner according to the actual needs of the company’s operation and Party B will need to have a multi-task work method.

5. Party A has the right to audit Party B’s work annually.

 五、乙方權利和義務

1、乙方對甲方公司董事長、首席執行官、董事會負責，有任何問題需及時報備。對於超越本人職權範圍需由公司討論的所有事項，應及時向甲方報備。

2、不擅自披露公司商業機密。

3、不利用職務便利為自己或他人謀取利益。

4、按本合約約定有權獲得甲方給予的年薪+股票+紅利與福利的權利。

5、乙方不得在本合約期限内經營與公司有利益衝突的相關業務，一經發現甲方有權即刻解除合約。

V. Party B’s rights and obligations

1. Party B shall be responsible to the chairman of the board, chief executive officer and board of directors of Party A’ company, and any questions should be reported on time. All company related matters beyond the scope of Party B’s authority that need to be discussed shall be reported to Party A in a timely manner

2. Party B shall not disclose any trade secrets without authorization

3. Party B shall take advantage of his position to benefit himself or others.

4. According to this contract, Party B is entitled to an annual salary, stock, bonuses and other benefits given from the Party A

5. During the term of the contract, Party B shall not operate related businesses that have conflict of interest with the company within the term of this contract, and Party A has the right to terminate the contract immediately upon discovery..

 六、保密事項

 甲乙雙方均須對本合約承擔保密義務。自簽訂協定起到合約履行結束，甲乙雙方應對協定內容及協定履行過程中涉及的商業機密資訊承擔保密責任，未經對方書面同意，任何一方不得向第三方洩露。

VI. Confidentiality

Both Party A and Party B undertake the confidentiality obligation of this contract. From the signing of the agreement until the end of the performance of the contract, both parties shall be responsible for the confidentiality of the content of the agreement and commercial confidential information involved in the performance of the agreement. Without the written consent of the other party, neither party shall disclose it to a third party.

 七、合約的變更和中止

1、合作合約履行過程中，任何一方需要中止、變更或增刪合約條款時，應提前1個月書面告知對方，對方應在收到書面通知後5個工作日內予以書面答覆。變更的內容經確認後，即按變更後的條款執行，原合約中的其它未經變更的內容依舊有效，繼續執行。

2、乙方在1年合約期限內，如自願終止合作，應提前3個月書面通知甲方，以便甲方尋找新的人員，做好書面的工作交替交接。

3、如乙方違反本合約約定，經甲方指出後30日內不糾正的，或者甲方認為乙方不能勝任該工作職位而決議不再聘用乙方的，甲方有權單方面解除合約，並不承擔任何責任。

VII Changes and terminations of Contract

1. During the performance of the cooperation contract, if either party needs to suspend, change or add or delete the terms of contract, it shall notify the other party in writing one month in advance, and the other party shall reply within 5 working days after receiving the written notice. After the changed content has been confirmed, it shall executed according to the changed terms, and other unchanged content in the original contract will still be valid and continue to be executed.

2. If Party B voluntarily terminates this cooperation within the one year, period, Party B shall notify Party A in writing 3 months in advance, so that Party A can find new personnel and do a good job of handing over the work in writing.

3. If Party B violates this contract and fails to correct it within (30) thirty days after being informed by Party A, or if Party A believes that Party B is not qualified for the job and decides not to hire Party B, Party A has the right to unilaterally terminate the contract and shall bear no liability.

 八、違約責任與不可抗力

 雙方本著友好合作的精神，共同協商解決合作過程中所出現的歧義和糾紛，出現下列情況，責任方將按相應標準承擔法律責任。

1、一方違反保密事項，應承擔由此引起的賠償責任，根據對方的實際損失做出相應賠償。

2、因甲方基礎啟動資金無法保障，導致公司業務無法按照既定方向運營，乙方有權解除合作關係並不負擔責任，乙方所得薪資待遇按照合作關係解除時間進行結算。

3、不可抗力：由於地震、颱風等自然災害或國家政令的變化以及其他不能預見並且不能防止或避免的不可抗力因素，致使直接影響合約的履行或不能按約定的條件履行時，發生事故的一方應向另一方提供有效證明檔，由雙方根據事故對履行協定的程度，協商決定是否解除協定、延期履行協定、全部或部分免除履行協定責任。

4、甲乙雙方任何一方由於人為的因素或者失職造成的損失，責任方應承擔相應的責任和損失。

VIII Liability for breach of Contract and Force Majeure

In the spirit of friendly cooperation, the two parties will jointly negotiate and resolve ambiguities and disputes arising from the cooperation process. In the following cases, the responsible party will bear legal responsibility according to the corresponding standards

1. Should there be a breach of confidentiality by one party, that party shall bear liability for compensation arising therefrom and compensate according to actual loss of the other party.

2. In the event that the basic startup capital of the Company cannot be guaranteed, and as a result the company’s business cannot operate in the established direction, Party B has the right to terminate the cooperative relationship and shall bear no liability. The salary and benefits received by Party B shall be settled according to the time when the partnership is terminated.

3. Due to natural disasters such as earthquakes, typhoons, or changes in state decrees, as well as other unforeseeable and unavoidable force majeure factors that directly affect the performance of the contract or fail to perform according to the agreed conditions, the party in the accident shall provide the other party with a valid certificate. According to the extent of the accident to the performance of the agreement, the two parties will negotiate to decide whether to cancel the agreement, postpone the performance of the agreement or exempt all or part of the responsibility for the performance of the agreement

4. The responsible party shall bear the corresponding responsibilities and losses for the losses caused by either the Company or Party B due to human factors or negligence.

 九、其它

1、爭議解決及法律適用

 本合約各項條款應由美國加利福尼亞州法律進行解釋。雙方在履行本合約過程中如出現任何爭議，應協商解決，協商不成，任何一方可向洛杉磯地方法院提起訴訟或仲裁；敗訴方應承擔相應律師及訴訟費用。

2、本合約一式兩份，甲乙雙方各執一份，具有同等法律效力。

3、未盡事宜，甲乙雙方可另行協商確定。新協定簽訂後所形成的與本協定有關的協定，與本協定具有同等法律效力，但與本協定不一致的部分，則以新協定相應內容為准。

4、本合約經甲乙雙方簽字後生效。

IX Other

1. Dispute Resolution and Application of Law

The terms of this contract shall be construed in accordance with the relevant laws of the state of California in United States. If there is any dispute between the two parties during the performance of this contact, they should be resolved through negotiation. If the negotiation fails, either party may file a lawsuit or arbitration in the Los Angeles District Court. The losing party shall bear the corresponding lawyer and litigation costs

2. This contract is in duplicate, each party A and B hold one copy which have the same legal effect

3. For matters not covered, Party A and Party B may negotiate separately. The agreement related to this agreement formed after signing of the new agreement has the same legal effect as this agreement with exception the part inconsistent with this agreement; the corresponding content of the new agreement shall prevail.

4. This contract takes effect after being sign by both parties.

 【以下為簽字內容】

[ The following is the signed content]

甲方：America Great Health（CA)

首席執行官（CEO）：Mike Q. Wang

簽字：____________________

日期：____________________

Party A：America Great Health（CA)

(CEO)：Mike Q. Wang

Signature：____________________

Date: ____________________

乙方：Quinn Chen

簽字：____________________

日期：____________________

Party B：Quinn Chen

Signature：____________________

Date： ____________________